UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2025

EAGLE FINANCIAL SERVICES, INC.

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-42512	54-1601306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 East Main Street
Berryville, Virginia		22611
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (540) 955-2510

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $2.50 par value per share	EFSI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 13, 2025, Eagle Financial Services, Inc. (the “Company”) issued a press release announcing that the underwriters for its recently completed public offering have exercised their overallotment option and completed the sale of an additional 234,375 shares of common stock at the public offering price of $32.00 per share. The net proceeds to the Company of the sale of the additional shares of common stock, after deducting the underwriting discount and commissions, are expected to be approximately $7.1 million. A copy of the Company’s press release dated February 13, 2025 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The following are filed as exhibits to this Current Report on Form 8-K:

d) Exhibits.

Exhibit Number	Description
99.1	Press Release announcing the exercise and closing of the overallotment option dated February 13, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE FINANCIAL SERVICES, INC.

Date:	February 13, 2025	By:	/s/ Kathleen J. Chappell
Kathleen J. Chappell Executive Vice President and Chief Financial Officer